UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31265 (Commission File Number)	93-0987903 (IRS Employer Identification No.)

3165 Porter Drive, Palo Alto, CA (Address of principal executive offices)	94304 (Zip Code)

Registrant’s telephone number, including area code: (650) 845-7700

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

On April 9, 2003, Telik, Inc. announced positive interim results from the ongoing Phase 1-2a clinical trials of its TLK199 product candidate in patients with myelodysplastic syndrome, a form of pre-leukemia. The abstract for the study was published in the March 2003 Proceedings of the Annual Meeting of the American Association for Cancer Research. A copy of the press release with respect to this matter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Number	Description

99.1	Press Release entitled “Telik Announces Positive Interim Results Demonstrating Clinical Activity of TLK199 in Myelodysplastic Syndrome,” dated April 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Date: April 10, 2003	/s/ CYNTHIA M. BUTITTA Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Number Description

Number	Description

99.1	Press Release entitled “Telik Announces Positive Interim Results Demonstrating Clinical Activity of TLK199 in Myelodysplastic Syndrome,” dated April 9, 2003.